EXHIBIT 32.1

CERTIFICATION OF CHIEFEXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q of HighLight Networks, Inc. for the quarter ended December 31, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)  the Quarterly Report on Form 10-Q of HighLight Networks Inc. for the quarter ended December 31, 2009 fully complies with the requirements of Section  13(a) or 15(d) of the Securities Exchange Act of 1934;  and

(2)  the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, fairly presents in all material respects, the  financial condition and results of operations of HighLight Networks,  Inc..

By:   /s/ Perry Douglas West

Name:	Perry Douglas West

Title:	Principal Executive Officer, Principal Financial Officer and Director

Date:	March 22, 2009